UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2018

KNOW LABS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-30262	90-0273142
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Union Street, Suite 810

Seattle, Washington 98101

(Address of principal executive office)

(206) 903-1351

(Registrant’s telephone number, including area code)

not applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

On November 21, 2018, the Board of Directors of Know Labs, Inc. (the “Company”) amended the Company’s Audit, Compensation and Nominations and Governance Committee Charters. Copies of these Charters are filed hereto as Exhibit 99.1-99.3.

In addition, on November 21, 2018, the Company’s Board of Directors amended the Company’s Code of Conduct & Ethics Policy (“Code of Ethics”). A copy of the Code of Ethics is filed hereto as Exhibit 14.1.

Copies of these amended Charters and the Code of Ethics may also be found on the Company’s website at http://www.knowlabs.co.

Item 9.01   Financial Statements and Exhibits.

(d)     Exhibits –

Exhibit No.	Description

14.1	Code of Ethics dated November 2018.

99.1	Audit Committee Charter dated November 2018.

99.2	Compensation Committee Charter dated November 2018.

99.3	Nominations and Corporate Governance Committee Charter dated November 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Registrant: KNOW LABS, INC.

By: /s/ Ronald P. Erickson

Ronald P. Erickson

Chairman of the Board

November 27, 2018